Exhibit 4.4

HATTERAS FINANCIAL CORP.,

Issuer

to

[                                         ],

Trustee

INDENTURE

Dated as of •

Debt Securities

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	607
(a)(2)	607
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	607
(b)	608
(c)	N.A.
311(a)	604
(b)	604
(c)	N.A.
312(a)	701, 702
(b)	702
(c)	702
313(a)	703
(b)	1601
(c)	703
(d)	703
314(a)	704, 1007
(b)	N.A.
(c)(1)	102
(c)(2)	102
(c)(3)	N.A.
(d)	N.A.
(e)	101
(f)	N.A.
315(a)	601
(b)	602
(c)	503
(d)	601
(e)	515
316(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	N.A.
(b)	508
(c)	N.A.
317(a)(1)	503
(a)(2)	504
(b)	1003
318(a)	108

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

- i -

- ii -

- iii -

Section 802. Successor Person Substituted for Company.	63

ARTICLE IX SUPPLEMENTAL INDENTURES	63
Section 901. Supplemental Indentures without Consent of Holders.	63
Section 902. Supplemental Indentures with Consent of Holders.	64
Section 903. Execution of Supplemental Indentures.	66
Section 904. Effect of Supplemental Indentures.	66
Section 905. Reference in Securities to Supplemental Indentures.	66
Section 906. Conformity with Trust Indenture Act.	66

ARTICLE X COVENANTS	67
Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.	67
Section 1002. Maintenance of Office or Agency.	67
Section 1003. Money for Securities Payments to Be Held in Trust.	68
Section 1004. Additional Amounts.	70
Section 1005. Legal Existence.	70
Section 1006. Waiver of Certain Covenants.	70
Section 1007. Company Statement as to Compliance.	70
Section 1008. Calculation of Original Issue Discount.	71

ARTICLE XI REDEMPTION OF SECURITIES	71
Section 1101. Applicability of Article.	71
Section 1102. Election to Redeem; Notice to Trustee.	71
Section 1103. Selection by Trustee of Securities to be Redeemed.	71
Section 1104. Notice of Redemption.	72
Section 1105. Deposit of Redemption Price.	74
Section 1106. Securities Payable on Redemption Date.	74
Section 1107. Securities Redeemed in Part.	75

ARTICLE XII SINKING FUNDS	75
Section 1201. Applicability of Article.	75
Section 1202. Satisfaction of Sinking Fund Payments with Securities.	76
Section 1203. Redemption of Securities for Sinking Fund.	76

ARTICLE XIII REPAYMENT AT THE OPTION OF HOLDERS	77
Section 1301. Applicability of Article.	77

ARTICLE XIV SECURITIES IN FOREIGN CURRENCIES	77
Section 1401. Applicability of Article.	77

ARTICLE XV MEETINGS OF HOLDERS OF SECURITIES	78
Section 1501. Purposes for Which Meetings May Be Called.	78
Section 1502. Call, Notice and Place of Meetings.	78
Section 1503. Persons Entitled to Vote at Meetings.	78
Section 1504. Quorum; Action.	79
Section 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings.	79

- iv -

Section 1506. Counting Votes and Recording Action of Meetings.	80

ARTICLE XVI SECURITY	81
Section 1601. Security.	81

- v -

INDENTURE, dated as of ● (the “Indenture”), between Hatteras Financial Corp., a Maryland corporation (hereinafter called the “Company”), having its principal executive office located at 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103, and [                                        ], a national banking association duly organized and existing under the laws of the United States of America (hereinafter called the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of senior unsecured and secured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8) the masculine gender includes the feminine and the neuter; and

(9) references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

Except as otherwise expressly provided in or pursuant to this Indenture or the context otherwise requires, for all purposes of this Indenture, references to the conversion or exchange of any Securities for or into other securities (other than Securities of the same series) or property shall not include the exchange of Securities of any series for other Securities of the same series.

“Act”, when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture or by any Security, or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to Section 201 which is payable to bearer.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder. The term “board of directors” means the board of directors of the Company and does not include committees of the board of directors.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means the shares of common stock of the Company as such shares of common stock exist on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or similar distributions or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that, solely in the case of any Securities that are convertible into Common Shares, unless otherwise provided pursuant to Section 301 with respect to the Securities of such series, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of such Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Conversion Event” means (i) with respect to any Foreign Currency other than the Euro, the cessation of use of such Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) in the case of the Euro, the cessation of use of the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at [                                        ].

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing European Community, as amended by the Treaty on European Union.

“European Monetary System” means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Community.

“European Union” means the participating member states that adopt a single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of Securities pursuant to Section 301, such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder”, in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by declaration of acceleration, upon redemption at the option of the Company, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“New York Banking Day” has the meaning specified in Section 116.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officers’ Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b) any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in Common Shares or other securities or property, Common Shares or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d) any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e) any such Security converted or exchanged as contemplated by this Indenture into Common Shares or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or any Coupons appertaining thereto or an Affiliate (other than a Trust) of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security or any Coupon on behalf of the Company.

“Person” and “person” mean any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary,” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States”, means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“United States Alien”, except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

Section 102.	Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.	Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If, but only if, Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 104. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 104.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Company and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Company and the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner which the Company and the Trustee deem sufficient.

(5) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.	Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Chief Financial Officer at the address of the Company’s principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.	Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in the City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Anything herein to the contrary notwithstanding, unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series, if a Depository or its nominee is the Holder of any Security, then any notice given to such Depository or its nominee, as the case may be, in respect of such Security may be given by the Company or the Trustee electronically in accordance with the procedures of such Depository as in effect from time to time in lieu of giving notice to such Depository or such nominee, as the case may be, by mail and all references in this Indenture to the mailing of any such notice shall be deemed to mean, solely as concerns the notice given by the Company or the Trustee to such Depository or its nominee, as the case may be, the electronic transmission of such notice as aforesaid, mutatis mutandis.

Section 107.	Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 108.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 109.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111.	Separability Clause.

In case any provision in this Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.	Benefits of Indenture.

Nothing in this Indenture, any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.	Governing Law; Waiver of Jury Trial; Consent to Jurisdiction and Service.

This Indenture, the Securities and any Coupons shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State, without regard to conflicts of laws or principles thereof.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE COUPONS OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any federal or state court located in the Borough of Manhattan in the City of New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company hereby irrevocably designates and appoints [                                        ] (the “Process Agent”) as its authorized agent for purposes of this section, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Company, has any outstanding obligations under this Indenture. To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

Section 114.	Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security or any Coupon other than a provision in any Security or Coupon or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 115.	Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116.	Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment against it in any court, it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117.	Extension of Payment Dates.

In the event that (i) the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118.	Immunity of Shareholders, Directors, Officers and Agents of the Company.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or because of any indebtedness evidenced thereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Company or any predecessor or successor to the Company, either directly or through the Company or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities; it being expressly understood that, without limitation to the foregoing, this Indenture and the Securities and the obligations created hereunder and thereunder are solely corporate, limited liability company, partnership, limited partnership or similar obligations, as the case may be, of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, any past, present or future shareholder, incorporator, employee, officer or director, as such, of the Company or any of its predecessors or successors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom and that any and all such personal liability of every type and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such past, present or future shareholder, incorporator, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities. As used in this Section 118, all references to “shareholders” shall be deemed to mean, with respect to any Person, any past, present or future holder or owner of an equity interest in such Person, including, without limitation, owners or holders of capital stock, limited or general partnership interests and limited liability company interests.

Section 119.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 120.	U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE II

SECURITIES FORMS

Section 201.	Forms Generally.

Each Registered Security, Bearer Security, Coupon and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by any officer of the Company executing such Security or Coupon as evidenced by the execution of such Security or Coupon.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons.

Definitive Securities and definitive Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or Coupons, as evidenced by their execution of such Securities or Coupons.

Section 202.	Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
Authorized Signatory

Section 203.	Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in global form. If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Company Order to be delivered pursuant to Section 303 or Section 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Company Order. If a Company Order pursuant to Section 303 or

Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or (ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 301.

ARTICLE III

THE SECURITIES

Section 301.	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(1) the title of the Securities of such series;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107, upon repayment in part of any Security of such series pursuant to Article Thirteen or upon surrender in part of any Security for conversion or exchange into Common Shares or other securities or property pursuant to its terms), and if such series may not be reopened from time to time for the issuance of additional Securities of such series;

(3) if such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(4) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(5) if any of such Securities are to be issuable as Bearer Securities, the date as of which any such Bearer Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6) if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(7) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(8) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall begin to accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9) if in addition to or other than the place where the Corporate Trust Office of the Trustee may from time to time be located, the place or places where the principal of, premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

(10) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(11) if the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(12) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiples thereof, and the denominations in which any of such Securities that are Bearer Securities shall be issuable if other than the denomination of $5,000;

(13) whether the Securities of the series will be convertible into and/or exchangeable for Common Shares or other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(14) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;

(15) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(16) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(17) if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the method by which such amounts shall be determined and paid or payable;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and, if any additional covenants not contained in this Indenture as of its date shall be applicable with respect to such Securities, whether Section 1006 shall be applicable with respect to any such additional covenants;

(19) if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants in addition to or other than those covenants, if any, specified in Section 402(3) relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Company’s obligation to repurchase or repay such Securities will not be subject to satisfaction and discharge pursuant to Section 401 or to defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Shares or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;

(20) if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(21) if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(22) whether and under what circumstances the Company will pay Additional Amounts on such Securities to any Holder who is a United States Alien in respect of specified taxes, assessments or other government charges and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts;

(23) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(24) the Person to whom any interest on any Registered Security of such series shall be payable, if other than the Person in whose name the Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of such series shall be payable, if other than upon presentation and surrender of the Coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;

(25) whether the Securities of such series are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, or modifications or additions to, the provisions of Article Sixteen hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith; and

(26) any other terms of such Securities (whether or not such other terms are consistent or inconsistent with any other terms of this Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series and all Coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officers’ Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written or (if acceptable to the Trustee) oral order of persons designated in the Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, pertaining to such series of Securities (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Board Resolution, Officers’ Certificate or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolution, Officers’ Certificate or supplemental indenture. All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Company as contemplated by this Section 301, a series may be reopened from time to time without the consent of any Holders for issuances of additional Securities of such series.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

Section 302.	Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in denominations of $1,000 and any integral multiples thereof, and the Bearer Securities denominated in Dollars shall be issuable in the denomination of $5,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303.	Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries and may (but need not) have its corporate or other seal or a facsimile thereof reproduced thereon. Coupons shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or any of its Vice Presidents. The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, together with any Coupons appertaining thereto, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officers’ Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto, the Trustee shall receive, and (subject to the applicable provisions of Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:

(a) the form or forms and terms of such Securities and Coupons, if any, have been established in conformity with Section 201 and Section 301 of this Indenture; and

(b) all conditions precedent set forth in Section 201, Section 301 and Section 303 of this Indenture to the authentication and delivery of such Securities and Coupons, if any, appertaining thereto have been complied with and that such Securities, and Coupons, when completed by appropriate insertions (if applicable), executed by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or Section 611 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 306 or Section 307 or as may otherwise be provided in or pursuant to this Indenture, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 304.	Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305.	Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the last paragraph of Section 1002. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

If provided in or pursuant to this Indenture, with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities of such series containing identical terms, denominated as authorized in or pursuant to this Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless from and against any and all loss, liability or expense. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such global Securities notifies the Company that it is unwilling or unable to continue as a Depository for such global Securities or at any time the Depository for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed within 90 days of such notification or of the Company becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more global Securities and executes and delivers to the Trustee a Company Order to the effect that such global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depository (or its custodian) as shall be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, and which shall be in such denominations and, in the case of Registered Securities, registered in such names, as shall be specified by the Depository, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Registered

Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, Section 905 or Section 1107, upon repayment or repurchase in part of any Registered Security pursuant to Article Thirteen, or upon surrender in part of any Registered Security for conversion or exchange into Common Shares or other securities or property pursuant to its terms, in each case not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption of Securities of like tenor and terms and of the same series under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption, except in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and terms and of the same series, provided that such Registered Security shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture or (iv) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder pursuant to Article Thirteen and not withdrawn, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 306.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 306, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless from and against any and all loss, liability or expense, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that payment of principal of, any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an Office or Agency for such Securities located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security, with any Coupons appertaining thereto issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any Coupons, if any, duly issued hereunder.

The provisions of this Section 306, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 307.	Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest. Unless otherwise provided in or pursuant to this Indenture, in case a Bearer Security is surrendered in exchange for a Registered Security after the close of business at an Office or Agency for such Security on any Regular Record Date therefor and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date therefor, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest shall not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan in the City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security is surrendered at the Office or Agency for such Security in exchange for a Registered Security after the close of business at such Office or Agency on any Special Record Date and before the opening of business at such Office or Agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Defaulted Interest and Defaulted Interest shall not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Company, interest on Registered Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.	Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Section 305 and Section 307) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or Coupon shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.

Section 309.	Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

Section 310.	Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.	CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.	Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order and any Coupons appertaining thereto, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either

(a) all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) Coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 1106, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1103) have been delivered to the Trustee for cancellation; or

(b) all Securities of such series and, in the case of (i) or (ii) below, if applicable, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Company (in the exercise by the Company of its sole and absolute discretion), any Additional Amounts with respect to, such Securities and any Coupons appertaining thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series and any Coupons appertaining thereto; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 401, the respective obligations of the Company and the Trustee with respect to the Securities of such series under Section 305, Section 306, Section 403, Section 404, Section 1102 and Section 1103, any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Shares or other securities or property, and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any rights of Holders of the Securities of such series to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of such Holders as contemplated by Article Thirteen hereof, shall survive, and, if the Securities of such series provide for the payment of Additional Amounts pursuant to Section 1104, the Company will remain obligated, following satisfaction and discharge of this Indenture with respect to the Securities of such series, to pay Additional Amounts with respect to such Securities as contemplated by Section 1104, to the extent (and only to the extent) that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to subclause (b) of clause (1) of this Section 401.

Section 402.	Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series and any Coupons appertaining thereto, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected with respect to any or all of the Outstanding Securities of any series. To the extent that the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any Coupons appertaining thereto on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and shall be deemed to have satisfied all of its other obligations under such Securities and any Coupons appertaining thereto and this Indenture insofar as such Securities and any Coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any Coupons appertaining thereto when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 305, Section 306, Section 1002 and Section 1003 and, if applicable to the Securities of such series, any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Shares or other securities or property, and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any rights of Holders of the Securities of such series to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of such Holders as contemplated by Article Thirteen hereof, and, if the Securities of such series provide for the payment of Additional Amounts pursuant to Section 1004, the Company will remain obligated, following defeasance of this Indenture with respect to the Securities of such series, to pay Additional Amounts with respect to such Securities as contemplated by Section 1004, to the extent (and only to the extent) that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause 4(a) of this Section 402, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Section 403 and Section 404. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities and any Coupons appertaining thereto.

(3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Company shall be released from its obligations under any covenants applicable to such Securities which are specified pursuant to Section 301 as being subject to covenant defeasance on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any Coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities and any Coupons appertaining thereto, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(5) or Section 501(11) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and Coupons appertaining thereto shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series and any Coupons appertaining thereto:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Company (in the exercise by the Company of its sole and absolute discretion), any Additional Amounts with respect to, such Outstanding Securities and any Coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to the Company under clauses (8), (9) or (10) of Section 501 with respect to such Securities and any Coupons appertaining thereto or event which with notice or lapse of time or both would become an Event of Default with respect to the Company under clauses (8), (9) or (10) of Section 501 with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d) In the case of defeasance pursuant to Section 402(2), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders and beneficial owners of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders and beneficial owners of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such clause (a), Additional Amounts with respect to, such Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

(5) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or Section 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.	Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or Section 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to the Securities of the applicable series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or Section 402 as the case may be, and Section 403; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on or Additional Amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE V

REMEDIES

Section 501.	Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series pursuant to this Indenture:

(1) default in the payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the Securities of such series or any Coupon appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the Securities of such series when due (whether at Maturity or otherwise and whether payable in cash or in Common Shares or other securities or property); or

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Securities of such series; or

(4) default in the delivery when due of any securities, cash or other property (including, without limitation, any Common Shares) when required to be delivered upon conversion of any convertible Security of such series or upon the exchange of any Security of such series which is exchangeable for Common Shares or other securities or property (other than an exchange of Securities of such series for other Securities of the same series); or

(5) default in the performance, or breach, of any covenant or warranty applicable to the Company in this Indenture or any Security of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been cured or waived in accordance of the provisions of this Indenture) for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of the Company or any Significant Subsidiary of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $20.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Outstanding Securities of such series; or

(7) failure by the Company or any of its Subsidiaries to pay final judgments or decree entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 30 days after such judgments become final and non-appealable; or

(8) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(9) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company or any Significant Subsidiary of the Company or any substantial part of their respective properties; or

(iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and, in each case in this clause (10), the order or decree remains unstayed and in effect for 60 days; or

(11) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clauses (8), (9) or (10) of Section 501 with respect to the Company) occurs and is continuing with respect to Securities of any series, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (8), (9) or (10) of Section 501 with respect to the Company occurs with respect to the Securities of any series, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued an unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series. For purposes of clarity, the parties hereto agree that references in this Indenture to an Event of Default specified in clauses (8), (9) or (10) of Section 501 with respect to the Company shall not include any Event of Default specified in clauses (8), (9) or (10) of Section 501 with respect to any Significant Subsidiary of the Company.

At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in Common Shares or other securities or property, Common Shares or other securities or property, together with cash in lieu of fractional shares or securities to the extent required pursuant to the terms of such Securities, sufficient to pay)

(a) all overdue installments of any interest on any Securities of such series and any Coupons appertaining thereto which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto,

(b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, fees and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and

(2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security or any Coupon appertaining thereto when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, or

(3) default is made in the deposit of any sinking fund payment when due, then the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and any Coupons appertaining thereto, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and any Coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and any Coupons appertaining thereto, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any Coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any Coupons allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, fees and expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any Coupon in any such proceeding.

Section 505.	Trustee May Enforce Claims without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security or Coupon in respect of which such judgment has been recovered.

Section 506.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities or the Coupons, if any, appertaining thereto, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, its agents and counsel and any predecessor Trustee under Section 606;

SECOND: To the payment of the amounts then due and unpaid upon the Securities and any Coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Coupons for principal and any premium, interest and Additional Amounts;

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 507.	Limitations on Suits.

No Holder of any Security of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended and being expressly covenanted by the taker and holder of every Security, with every other taker and holder with the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 508.	Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium, if any, and (subject to Section 305 and Section 307) interest, if any, on and any Additional Amounts with respect to such Security or such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article Thirteen hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510.	Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security or a Coupon is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to any Holder of a Security or a Coupon may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512.	Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series and any Coupons appertaining thereto, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 513.	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series and any Coupons appertaining thereto may waive any past default hereunder with respect to such series and its consequences, except

(1) a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series or any Coupons appertaining thereto, or

(2) in the case of any Securities which are convertible into or exchangeable for Common Shares or other securities or property, a default in any such conversion or exchange, or

(3) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.	Waiver of Usury, Stay or Extension Laws.

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Shares or other securities in accordance with its terms.

ARTICLE VI

THE TRUSTEE

Section 601.	Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(9) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(10) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(11) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(13) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(14) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(15) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(16) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 602.	Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 703(3), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities and Coupons of such series; and provided, further, that in the case of any default of the character specified in Section 501(5) or Section 501(11) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any Coupons shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 604.	May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 605.	Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 606.	Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or willful misconduct; and

(3) to indemnify each of the Trustee, or any predecessor Trustee, and its agents for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (whether asserted by the Company, a Holder or any other Person), including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or willful misconduct.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to Securities or any Coupons appertaining thereto.

Any compensation or expense incurred by the Trustee after a default specified by Section 501(8), (9) or (10) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination pursuant to any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 607.	Corporate Trustee Required; Eligibility.

(1) There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

(2) [The following indenture shall be considered specifically described herein for purposes of clause (i) of the proviso contained in Section 310(b)(1) of the Trust Indenture Act: Indenture dated as of [            ] among [            ], [            ] and [            ]., as trustee; and, pursuant to Section 310(b)(1)(C)(i) of the Trust Indenture Act, unless otherwise ordered by the Commission, an Event of Default or default by the Company under this Indenture will not disqualify the Trustee under this Indenture because it is a trustee under such other indenture.]

Section 608.	Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609.	Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article Six.

Section 610.	Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article Six), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611.	Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Common Shares or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust

Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Section 308, Section 603 and Section 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate of the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE VII

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than 15 days after each Regular Record Date or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.	Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any

Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703.	Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

(4) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 704.	Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(4) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

CONSOLIDATION, MERGER AND SALES

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of its property and assets to, or merge with or into, any Person unless:

(1) either (A) the Company shall be the continuing Person (in the case of a merger) or (B) the successor Person (if other than the Company) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, all Securities Outstanding under this Indenture and the due and punctual performance and observance of all covenants and conditions in such Outstanding Securities and this Indenture to be performed or satisfied by the Company (including, without limitation, the obligation to convert or exchange any Securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such Securities and this Indenture) by a supplemental indenture reasonably satisfactory in form to the Trustee;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either the Company or the successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.	Successor Person Substituted for Company.

In the case of any such consolidation, sale, lease, conveyance or merger in which the Company is not the continuing entity and upon execution and delivery by the successor Person of the supplemental indenture described in Section 801, such successor Person shall succeed to, and be substituted for, the Company and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company shall be automatically released and discharged from all obligations and covenants under this Indenture, the Securities and the Coupons.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or Coupons, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or

(3) to add to or change any of the provisions of this Indenture to facilitate the issuance of Bearer Securities, to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on or any Additional Amounts with respect to Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated or global form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto; or

(4) to establish the form or terms of Securities of any series and any Coupons appertaining thereto as permitted by Section 201 and Section 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for other securities or property, and to make any deletions from or additions or changes to this Indenture in connection with any matters referred to in this clause (4) (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(6) to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein; or

(7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(8) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; or

(9) to make any change in this Indenture, or Supplemental Indenture, or any Securities to conform the terms thereof to any provision of the description of a series of any Securities in any prospectus, prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any Securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or the notes; or

(10) in the case of any series of Securities which are convertible into or exchangeable for Common Shares or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding Common Shares (or any other securities of the Company into which such Securities are convertible or for which such Securities are exchangeable), or in the event of any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301; or

(11) to secure the Securities; or

(12) to amend or supplement any provision contained herein, in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision.

Section 902.	Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof, whether such redemption is mandatory or at the option of the Company, or upon repayment thereof at the option of the Holder, or reduce any Additional Amounts payable with respect thereto, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect the right of repayment at the option of any Holder as contemplated by Article Thirteen, or change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment pursuant to Article Thirteen at the option of the Holder, on or after the date for repayment) in each case as such Stated Maturity, Redemption Date or date for repayment may, if applicable, be extended in accordance with the terms of such Security or any Coupon appertaining thereto, or in the case of any Security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or Section 1106 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

(3) make any change that adversely affects the right, if any, to convert or exchange any Security for Common Shares or other securities or property in accordance with its terms, or

(4) modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.	Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officers’ Certificate and Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto shall be bound thereby.

Section 905.	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 906.	Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE X

COVENANTS

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts.

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series, whether payable in cash, Common Shares or other securities or property, in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 1002.	Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company shall maintain a Paying Agent in a city located outside the United States required by such stock exchange, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any Office or

Agency designated by the Company in the United States designated for such purpose, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions (in which case the Company shall so notify the Trustee in writing).

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture (including, without limitation, pursuant to Section 301 with respect to the Securities of any series), the Company hereby designates the place where the Trustee shall from time to time maintain its Corporate Trust Office as the Company’s Office or Agency for such purpose and initially appoints the Trustee as the Security Registrar for each series of Securities and, if the Securities of any series are convertible into or exchangeable for Common Shares or other securities or property, initially appoints the Trustee as conversion or exchange agent, as the case may be, for the Securities of such series. The Company may subsequently appoint a different or additional Office or Agency and, as provided in Section 305, may remove and replace from time to time the Security Registrar.

Section 1003.	Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

To the extent that the terms of any Securities established pursuant to Section 301 provide that any principal of, or premium or interest, if any, on or any Additional Amounts with respect to any such Securities is or may be payable in Common Shares or other securities or property, then the provisions of this Section 1003 shall apply, mutatis mutandis, to such Common Shares or other securities or property.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or such premium or interest or Additional Amount shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be earlier than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.	Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts by the Company, the Company agrees to pay to the Holder of any such Security or any Coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or any Coupon, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 1005.	Legal Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as any type of Corporation (it being understood that nothing in this Section 1005 shall prohibit the Company from changing its legal form from one type of Corporation to another type of Corporation).

Section 1006.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 801, Section 802, Section 1002, Section 1003 or Section 1005 with respect to the Securities of any series and, if expressly provided pursuant to Section 301 with respect to the Securities of such series, any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1007.	Company Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 1008.	Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article Nine.

Section 1102.	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the event that the Company shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Company shall notify the Trustee of such Equivalent Terms.

In the case of any redemption of Securities (A) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1103.	Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series or in a notice of redemption, if any Security selected for partial redemption is converted or exchanged for Common Shares or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104.	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price or, if applicable, the manner in which the Redemption Price will be determined,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7) that the redemption is for a sinking fund, if such is the case,

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(10) in the case of Securities of any series that are convertible or exchangeable into Common Shares or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange,

(11) the CUSIP number of such Securities, if any, and

(12) if the Redemption Price or any portion thereof shall be payable, at the option of the Company, in cash or in Common Shares or other securities or property (or a combination thereof), a statement as to whether the Company has elected to pay the Redemption Price in cash or Common Shares or other securities or property or a combination thereof and, if applicable, the portion of the Redemption Price that is to be paid in cash, Common Shares or other securities or property.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request and expense, by the Trustee in the name and at the expense of the Company.

Section 1105.	Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency or, if the Redemption Price shall be payable in cash, securities and/or other property, an amount of money in the applicable Currency, securities and/or other property, as the case may be, sufficient to pay the Redemption Price of, and (unless otherwise specified pursuant to Section 301 with respect to the Securities of such series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date, except that, if the Securities of such series are convertible or exchangeable into Common Shares or other securities or property, no such deposit shall be required (unless otherwise specified pursuant to Section 301 with respect to the Securities of such series) with respect to any such Securities (or portions thereof) which have been converted or exchanged prior to such Redemption Date.

Section 1106.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed (except, in the case of Securities which are convertible or exchangeable into Common Shares or other securities or property, any such Securities which shall have been so converted or exchanged prior to the applicable Redemption Date) shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price or, at the option of the Company, after payment to the Trustee for the benefit of the Company of, an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless from and against any and all loss, liability or expense. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest or Additional Amounts represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 1002.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107.	Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE XII

SINKING FUNDS

Section 1201.	Applicability of Article.

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202.	Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 1203.	Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

ARTICLE XIII

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301.	Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 1301, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase or redemption of Securities at the option of the Holders thereof.

ARTICLE XIV

SECURITIES IN FOREIGN CURRENCIES

Section 1401.	Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Company may specify in a written notice to the Trustee.

ARTICLE XV

MEETINGS OF HOLDERS OF SECURITIES

Section 1501.	Purposes for Which Meetings May Be Called.

Unless otherwise provided pursuant to Section 301 with respect to the Securities of any series, the provisions of this Article Fifteen shall be applicable to a series of Securities if (and only if) the terms of such Securities established pursuant to Section 301 provide that the Securities of such series shall be issued or issuable, in whole or in part, as Bearer Securities. A meeting of Holders of Securities of any series issued or issuable, in whole or in part, as Bearer Securities may be called at any time and from time to time pursuant to this Article Fifteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502.	Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series issued or issuable, in whole or in part, as Bearer Securities, for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan in the City of New York or in such place outside the United States as the Company shall determine. Notice of every meeting of Holders of Securities of any such series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 33-1/3% in principal amount of the Outstanding Securities of any series issued or issuable, in whole or in part, as Bearer Securities, shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1502.

Section 1503.	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1504.	Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be given by the Holders of a greater percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to at least such greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than or more than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 1504 shall be binding on all the Holders of Securities of such series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of such series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XVI

SECURITY

Section 1601.	Security.

If so provided pursuant to Section 301 with respect to the Securities of any series, the Securities of such series may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 301. Any and all terms and provisions applicable to the security for the Securities of such series shall also be provided in or pursuant to Section 301, which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Company shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities that may be outstanding hereunder from time to time.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HATTERAS FINANCIAL CORP.

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title: